EXHIBIT 4.17



THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE PURSUANT TO SUBORDINATION PROVISIONS TO THE
INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN THIRD AMENDED AND RESTATED CREDIT AGREEMENT AMONG BANK OF AMERICA, N.A. AND OTHER LENDERS NAMED THEREIN AND U.S. AGGREGATES, INC. AS THE BORROWER, DATED JUNE 5, 1998, AND THAT CERTAIN AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND U.S. AGGREGATES, INC. AS THE BORROWER, DATED JUNE 5, 1998 AND ANY AMENDMENTS, MODIFICATIONS AND REPLACEMENTS THERETO; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE SUBORDINATION PROVISIONS; AND A COPY OF THE
SUBORDINATION PROVISIONS SHALL BE AVAILABLE UPON REQUEST TO THE BORROWER BY THE HOLDER HEREOF WITHOUT CHARGE.

THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE CHIEF EXECUTIVE OFFICER OF U.S. AGGREGATES, INC., INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

                        PROMISSORY NOTE

$2,450,000                                         April 27, 2001

                                                Chicago, Illinois

          FOR VALUE RECEIVED, the undersigned, U.S. Aggregates, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership (the "Lender" or "GTCR"), in lawful money of the United States of America and in immediately available funds, the principal amount of $2,450,000, or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to
Section 2.2 of the Loan Agreement (as hereinafter defined) and the closing fee paid to the Lender pursuant to Section 5.1.4 of the Loan Agreement (as hereinafter defined), at such times and at such place as are specified in, and in accordance with the provisions of, the Loan Agreement. This Note is referred to in and was executed and delivered pursuant to that certain Junior Subordinated Loan Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Loan Agreement") between the Borrower and the Lender, to which reference is hereby made for a statement of the terms and conditions under which each Loan evidenced hereby is to be made and repaid. All capitalized terms used herein shall, unless otherwise defined, have the meanings for purposes hereof assigned to such terms in the Loan Agreement.

          The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Loan Agreement, from the date hereof until payment in full hereof at the rate or rates per annum specified in subsection 3.2.1 of the Loan Agreement. Interest shall be payable with respect to the Loans, in arrears, on the dates, and upon the occurrence of the events, specified in subsection 3.2.2 of the Loan Agreement or as otherwise provided therein.

          If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, the Borrower hereby promises and agrees to pay all costs of collection, including, without limitation, attorneys' fees and court costs.

          The Borrower and each endorser, guarantor and surety of this Note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. In any action on this Note, the Lender or its assignee need not produce or file the original of this Note, but need only file a photocopy of this Note certified by the Lender or such assignee to be a true and correct copy of this Note.

          THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under any applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

                    [Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned has duly executed this Note as of the date first written above.


                              U.S. AGGREGATES, INC.


                              By:  /s/ James A. Harris
                                   ________________________________

                              Title: Chief Executive Officer
                                   ________________________________